UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 28, 2022
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr, Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On February 23, 2022, GSE Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP (“Lind Global”), pursuant to which the Company issued to Lind Global a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 1,283,732 shares of the Company’s common stock, for a purchase price of $5,000,000. The proceeds from the sale of the Note and Warrant are for repayment of indebtedness, general working capital purposes, and other corporate purposes.

Commencing 180 days after the issuance of the Note, the Company shall pay the outstanding principal amount of the Note in eighteen (18) consecutive monthly payments of $319,444 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest consecutive daily VWAPs during the twenty (20) days prior to the payment date, or a combination of cash and Repayment Shares, subject to the terms of the Note. The Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered. The number of Repayment Shares is limited to 4,144,544 shares of Common Stock unless the Company obtains stockholder approval to issue additional Repayment Shares.

The Company can prepay Lind Global all the outstanding principal amount of the Note, provided that Lind Global shall have the option to convert up to one third (1/3) of the outstanding principal amount of the Note at a price per share equal to the lesser of the Repayment Share price or the conversion price (as described below).

The Note is guaranteed by each of our subsidiaries and is secured by a first priority lien on all of the Company’s assets.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable, subject to any cure periods described in the Note. Events of default include, but are not limited to, a payment default on any other indebtedness in excess of $250,000; the shares no longer publicly being traded or cease to be listed on a trading market; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $12,500,000 for ten (10) consecutive days. Upon an event of default, subject to any applicable cure period, the holder of the Note can, amoung other things, accelerate payment of the Note and demand full payment and demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the at the lower of the then current conversion price and 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to delivery of the conversion notice.

If there is a change of control of the Company, Lind Global has the right to require the Company to prepay the outstanding principal amount of the Note. A change of control includes a change in the composition of a majority of the Board of Directors of the Company, at a single shareholder meeting, a change, without prior written consent of Lind Partners where a majority of the individuals that were directors as of February 23, 2022 cease to be directors of the Company (provided that any individual who is nominated by the board of directors (or a duly authorized committee thereof) as of February 23, 2022 and is elected or appointed as a director of the Company shall be deemed a member of the board of directors of the Company for all such purposes), a shareholder acquiring beneficial ownership of more than 50% of the common stock of the Company, or the sale or other disposition of the Company of all or substantially all of its assets.

The Note is convertible into common stock of the Company at any time after the earlier of six (6) months from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind Global and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the Note is equal to $1.94, subject to customary adjustments.

Proceeds of the Note were used to, among other things, repay in full the outstanding amount due to Citizens Bank, N.A. (“Citizens”) under that certain Credit Agreement (defined below). The Company will continue to maintain certain letters of credit with Citizens in the approximate amount of $1,051,000 and entered into certain cash pledge agreements with Citizens in support of these Notes. The Company has also entered into a pledge agreement in support of certain credit cards, merchant card processing and other services, purchase or debit cards, including non-card e-payables services and other credit services with Citizens in an amount not to exceed $500,000.

The Warrant entitles Lind Global to purchase up to 1,283,732 shares of common stock of the Company until February 23, 2027, at an exercise price of $1.94 per share, subject to customary adjustments described therein.

The foregoing description of the Purchase Agreement, the Note, the Warrant, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, the Note, and the Warrant, which are included in this Current Report as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Agreement

In connection and simultaneous with the transactions set forth in Section 1.01, the Company repaid in full all outstanding indebtedness owed to Citizens and terminated that certain Amended and Restated Credit and Security Agreement, dated May 11, 2018, as amended (the “Credit Agreement”), among the Company, GSE Performance Solutions, Inc., Citizens, and the guarantor parties thereto. As of the Tenth Amendment and Reaffirmation, the Credit Agreement provided for a $3,500,000 revolving line of credit facility, of which approximately $1,825,000 was outstanding as of the payoff date. As described above, the Company will continue to maintain certain letters of credit and a cash management account with Citizens and has entered into pledge agreements with Citizens in support of the same.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The equity securities issuable pursuant to the Purchase Agreement were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Lind Global has represented that it is an “accredited investor,” as defined in Regulation D, and is acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01	Regulation FD Disclosure.

On February 28, 2022, the Company issued a press release announcing the transactions with Lind Partners.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission no later than March 25, 2022, covering the resale of all of the shares of common stock issuable to Lind Global pursuant to the payment and conversion of the Note and exercise of the Warrant.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement, dated February 23, 2022
10.2	Note, dated February 23, 2022
10.3	Warrant, dated February 23, 2022
99.1	Press Release of GSE Systems, Inc., dated February 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Chief Legal and Risk Officer

Date: February 28, 2022